Exhibit 99.1

FOR IMMEDIATE RELEASE:

January 24, 2013

USEC to Sell NAC International to Hitachi Zosen

•	Leading supplier of spent nuclear fuel storage systems, transportation and consulting services to be purchased by U.S. subsidiary of Hitachi Zosen
•	$45 million sale expected to close in Spring of 2013

BETHESDA, Md. – USEC Inc. (NYSE:USU), a leading supplier of enriched uranium fuel, announced today that it has entered into a stock purchase agreement to sell NAC International Inc. to Hitz Holdings U.S.A. Inc., a subsidiary of Hitachi Zosen Corporation, for $45 million in cash following a competitive sale process.

USEC acquired NAC in 2004 as NAC was adding to its diverse suite of spent fuel management technologies with the development and licensing of its ground-breaking MAGNASTOR® technology.  In addition to specializing in technologies for the safe interim storage of spent nuclear fuel, NAC also provides transportation services for radioactive material and nuclear industry and government consulting services. Hitachi Zosen has a long-standing business relationship with NAC as a fabricator of NAC’s dry cask storage and transportation systems and is a leading supplier of such systems in Japan.

“We are proud of the accomplishments of the NAC staff in recent years as they developed, licensed and started selling and delivering the industry-leading MAGNASTOR technology for storing spent fuel. NAC expects to deliver more than 100 dry storage systems in 2013,” said John K. Welch, president and CEO of USEC. “In the aftermath of events at Fukushima, there is a greater focus on spent fuel storage. Hitachi Zosen has been actively involved in NAC activities through fabrication work and is well positioned to further develop market opportunities for NAC’s innovative systems.”

Welch said the sale of NAC is part of USEC’s strategic focus on its core uranium enrichment business and the deployment of the American Centrifuge technology over the next several years. At closing, Hitz Holdings U.S.A. will acquire all outstanding shares of NAC for $45 million in cash, subject to a net working capital adjustment. The sale will also benefit USEC’s near-term balance sheet improvement efforts. USEC purchased NAC for $16 million in 2004.

Hitachi Zosen commented that “through the acquisition of NAC, Hitachi Zosen will be able to offer a ‘one stop’ solution from engineering/consulting to manufacturing/transportation for spent nuclear fuel storage and transportation and to develop this business globally.” In addition, Minoru Furukawa, president of Hitachi Zosen, said, “We have a strong aspiration to seek further development in spent nuclear fuel business in partnership of NAC.”

Hitachi Zosen, a Japanese corporation, has guaranteed the performance and payment obligations of Hitz Holdings U.S.A. under the stock purchase agreement. USEC will agree to certain non-competition and non-solicitation covenants that restrict USEC from engaging in competition with NAC for a period of three years following the closing.

“We are very excited about becoming part of Hitachi Zosen,” said NAC President Kent Cole. “We have a long-standing relationship with Hitachi Zosen and have a deep respect for its excellent operations. We view this acquisition as a strategic move that has great promise for our customers and our employees.

“During this period of transition, I expect NAC will operate as usual, serving its customers with a high level of performance and professionalism. I expect the NAC organization to remain intact as we develop and implement a transition plan that will leverage the synergies and strengths of the combined organization,” Cole said.

The transaction closing is subject to customary conditions, notices and approvals including lender approval under USEC’s credit facility and will be submitted to the Committee on Foreign Investments in the United States (“CFIUS”) for review. Subject to completion of CFIUS’s review, USEC expects the transaction to close in 60 to 90 days after signing. Additional information about the transaction is contained in a current report on Form 8-K filed by USEC today with the U.S. Securities and Exchange Commission.

Lazard served as the financial advisor for USEC on the transaction and legal counsel was provided by Skadden, Arps, Slate, Meagher & Flom LLP.  Mitsubishi UFJ Morgan Stanley Securities Co. Ltd and Bank of Tokyo-Mitsubishi UFJ, Ltd. served as financial advisors to Hitachi Zosen and legal counsel was provided by Kelley Drye & Warren LLP and City-Yuwa Partners.

About NAC

Founded in 1968, NAC employs approximately 70 people and is headquartered in Norcross, Georgia, with a branch office in London. The company has more than 40 years of experience in providing a wide range of services and equipment to the nuclear industry that includes designing, engineering, licensing, operating, and maintaining spent fuel management systems for storage and transport. NAC also has more than four decades of experience transporting nuclear materials using the company’s NRC-certified cask fleet. NAC has successfully completed transportation projects for the U.S. Department of Energy, the International Atomic Energy Agency, other governmental agencies and private entities from around the world.  NAC’s consulting group includes internationally recognized experts in the nuclear power industry.

About Hitachi Zosen

Hitachi Zosen was founded in 1881 and has celebrated the 130th anniversary of its founding in April 2011.  As of the fiscal year ended March 2012, Hitachi Zosen had sales of approximately $3,367 million and employed 8,846 people on a consolidated basis. Hitachi Zosen is headquartered in Osaka and Tokyo and has 20 offices and works in Japan, including seven manufacturing facilities, eight branches in overseas and 67 consolidated subsidiaries in the world. Hitachi Zosen engages in engineering and manufacturing of environmental systems, industrial plants, industrial machinery, process equipment, precision machinery, steel structure, construction machinery and disaster prevention systems. Under its corporate philosophy - We create value useful to society with technology and sincerity to contribute to a prosperous future -Hitachi Zosen especially focuses on energy-from-waste business and positions green energy field and social infrastructure and disaster prevention field as their business domains.

USEC Inc., a global energy company, is a leading supplier of enriched uranium fuel and nuclear industry related services for commercial nuclear power plants.

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Forward Looking Statements:

The information provided in this news release contains “forward-looking statements” – that is, statements related to future events. In this context, forward-looking statements may address USEC’s expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, factors that could cause its actual future results to differ materially from those expressed in its forward-looking statements include, but are not limited to: the likelihood and timing of fulfilling the closing conditions in the stock purchase agreement governing the transaction with Hitachi Zosen, including conditions related to USEC’s obtaining lender approval under its credit facility and CFIUS review; risks related to the performance of NAC and the market for dry cask storage; risks related to USEC’s ability to continue enriching uranium and to deploy the American Centrifuge project; risks related to USEC’s ability to successfully restructure its balance sheet and the impact of USEC’s potential balance sheet restructuring efforts on its stock and convertible notes; and other risks and uncertainties discussed in USEC’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on USEC’s website at www.usec.com. USEC does not undertake to update its forward-looking statements except as required by law.

Contacts:

Investors:      Steven Wingfield (301) 564-3354

Media:          Paul Jacobson  (301) 564-3399